                             SHAREHOLDER AGREEMENT

     This SHAREHOLDER AGREEMENT (the "Agreement") is made as of January 28, 1999, by and among PUREPULSE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("MTI"), SANYO E&E CORPORATION, a Delaware corporation ("SEE") and THREE OCEANS, INC., a Delaware corporation ("TOI"). SEE and TOI are sometimes collectively referred to herein as the "Investors" and individually as an "Investor." Each of the Investors owns the capital stock of the Company set forth on Schedule 1 hereto.

     In consideration of the mutual promises, covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.  RESTRICTIONS ON TRANSFER

     1.1 RIGHT OF FIRST OFFER. Except in accordance with the provisions of this Section 1 or Section 2, the Investors may not transfer all or any portion of the Company's Series A Preferred Stock, $0.01 par value per share (the "Preferred Stock") or the Company's common stock, $0.01 par value per share (the "Common Stock") into which the Preferred Stock has been converted now or subsequently held by either of them (collectively, the "Investor Shares").

          (a) Each Investor agrees that in the event it either receives an offer to purchase for cash (which offer it wishes to accept) or otherwise desires to transfer all or a portion of the Investor Shares (the "Offered Investor Shares"), it shall deliver to the Company a notice of proposed transfer stating (i) its bona fide intention to sell or otherwise transfer such Offered Investor Shares, (ii) the number of such Offered Investor Shares to be sold or otherwise transferred, (iii) the terms and conditions of the proposed transfer including the purchase price (the "Proposed Investor Price") and (iv) the name of the proposed transferee, if any. The Company shall have the right to purchase all, but not less than all, the Offered Investor Shares at the Proposed Investor Price and pursuant to the terms and conditions stated in the notice. The Company shall, within 15 days following receipt of the Investor's notice, deliver to the Investor, a certificate stating whether the Company has elected to exercise or to not exercise its right to purchase the Offered Investor Shares. If the Company elects to exercise its right in accordance with this
Section 1.1, the respective parties shall effect a closing on a mutually agreed date, which closing date shall be within 15 days after the date of such notice of exercise. The Company may assign its rights under this Section 1.1 to MTI.

          (b) Unless the Company (or MTI) agrees to purchase the Offered Investor Shares offered pursuant to Section 1.1(a) above, the Investor may transfer the Offered Investor Shares at the Proposed Investor Price, provided that (i) the terms and conditions of the transfer are no more favorable to the transferee than the terms and conditions stated in the Investor's notice to the Company, (ii) such sale or other transfer is consummated within 120 days from the date of the notice of proposed transfer, and (iii) any such sale or other transfer is in accordance with all the terms and conditions hereof, and with applicable securities laws.

          (c) As used in this Section 1.1, the term "transfer" shall mean any sale, exchange, execution on a pledge, assignment, gift, sale by legal process under execution or attachment, or change in ownership, voluntary or involuntary because of any other act or occurrence, but shall not include (i) transfers by an Investor to one or more Affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of such Investor,
(ii) an exchange of securities effected in connection with any merger or recapitalization of the Company or the sale of substantially all of the Company's Common Stock, or (iii) a sale of Common Stock in connection with a Public Offering (as hereinafter defined).

          (d) In the case of any transfer under clause (b) or clause (c)(i) of this Section 1.1, prior to the transfer, the transferee shall execute and deliver to the Company a valid and binding agreement to the effect the transferee shall receive and hold such shares subject to the provisions of this Agreement and there shall be no further transfer of such shares except in accordance herewith.

     1.2  RIGHT OF CO-SALE.

          (a) MTI agrees that it will not sell, exchange or transfer more than 25 percent of the Common Stock of the Company that it now or subsequently holds ("MTI Shares") to or with any third person, unless the Investors shall have been given reasonable opportunity to participate in the proposed sale, exchange or transfer on the same terms and conditions. In the event MTI receives a good faith offer to purchase (which offer it wishes to accept) all or a portion of the MTI Shares (the "Offered MTI Shares"), it shall deliver to the Company and the Investors a notice stating (i) its bona fide intention to sell, exchange or transfer the Offered MTI Shares, (ii) the number of such Offered MTI Shares to be sold, exchanged or transferred; (iii) the terms and conditions of the proposed sale, exchange or transfer including the purchase price (the "Proposed MTI Price") and (iv) the name of the proposed transferee. Each Investor shall have 15 days from the date on which MTI sent its notice of proposed sale, exchange or transfer in which to elect to participate in the proposed sale, exchange or transfer under the terms set forth in Section 1.2(b). Any such election to participate shall be made by giving notice thereof to the Company and MTI, which notice shall specify the maximum number of Investor Shares that such Investor wishes to sell, exchange or transfer (which number may be greater than the number which such Investor is entitled to sell, exchange or transfer pursuant to this section).

          (b) If the Offered MTI Shares constitute 75 percent or more of the outstanding capital stock of the Company (after giving effect to the deemed conversion of all outstanding convertible preferred stock), MTI shall use its best efforts to cause the proposed transferee to accept all Investor Shares specified in the notices of the Investors pursuant to Section 1.2(a). If either
(i) the Offered MTI Shares constitute less than 75 percent of the outstanding capital stock of the Company (after giving effect to the deemed conversion of all outstanding convertible preferred stock), or (ii) the transferee refuses to acquire all Investor Shares offered by the Investors, then each Investor who has elected to participate in MTI's proposed transfer (a "Participating Investor") shall have the right to sell to the proposed transferee only the number of shares of Common Stock that equals the product of (i) the total number of MTI Shares to be transferred to the proposed transferee (which shall not be more than the amount specified in MTI's notice) multiplied by (ii) the ratio that
(A) the number of shares of Common Stock then held by such Participating Investor together with the number of shares of Common Stock issuable upon conversion of such Participating Investor's Preferred Stock (together, "Common Stock Equivalents") bears to (B) the number calculated by adding the number of Common Stock Equivalents held by all Participating Investors to the number of MTI Shares.

          (c) Each Participating Investor shall effect its participation in the transfer by delivering to MTI for transfer to the proposed transferee one or more certificates, properly endorsed for transfer, which represent either
(i) the number of shares of Common Stock that the Participating Investor elects to transfer pursuant to this Section 1.2, or (ii) that number of shares of Preferred Stock that is then convertible into the number of shares of Common Stock that the Participating Investor elects to transfer pursuant to this
Section 1.2. The stock certificates that the Participating Investor delivers to MTI shall be transferred by MTI to the proposed transferee in consummation of the sale of shares pursuant to the terms and conditions specified in MTI's notice, and MTI shall remit to each Participating Investor that portion of the sale proceeds to which such Participating Investor is entitled by reason of its participation in such sale.

          (d) MTI shall not permit a merger, consolidation, share exchange or similar transaction affecting the Company, unless the rights of Investors under this Section 1.2 are given effect in such transaction as though it had been structured as a sale or exchange by MTI of Common Stock of the Company.

          (e) In the event MTI should sell any of its shares in contravention of the co-sale rights of the Investors under this Section 1.2 (a "Prohibited Transfer"), each Investor, in addition to any other remedies as may be available to it at law, in equity or hereunder, shall have the put option provided herein, and MTI shall be bound by the applicable provisions of such option. In the event of a Prohibited Transfer, each Investor shall have the right to sell to MTI the number of shares equal to the number of shares such Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions: (i) the consideration per share to be received for the shares to be sold to MTI shall be equal to the consideration given by the purchaser to MTI in the Prohibited Transfer; (ii) within sixty (60) days after the later of the dates on which the Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to MTI (a) written notice of its election to exercise the put option specifying the number of shares to be sold and (b) the certificate or certificates representing the shares to be sold, each such certificate to be properly endorsed for transfer; and (iii) MTI shall, upon receipt of the items specified in clause (ii) of this Section 1.2(e), deliver the aggregate consideration receivable therefor; PROVIDED, subject to Section 2.2(f), that if the consideration paid by the purchaser to MTI for the Prohibited Transfer was not cash, Maxwell's obligation to purchase the Investors' shares under this
Section 1.2(e) shall not be effective until the first date on which MTI is legally and contractually able to transfer the consideration therefor to the Investors. Notwithstanding the foregoing, any attempt by MTI to sell, transfer or exchange shares in violation of Section 1.2 shall constitute a violation of this Agreement. In addition, MTI shall, upon receipt of the items specified in clause (ii) and notification in reasonable detail of the amount thereof, promptly reimburse each Investor for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred in connection with the exercise, or the attempted exercise, of such Investor's rights under this Section
1.2(e).

     1.3  RIGHT TO COMPEL SALE.

          (a) If MTI proposes to sell or exchange all, but not less than all, of the MTI Shares to or with any third person (other than an Affiliate of MTI), then MTI may, at its option, subject to Section 1.3(c), require each Investor to sell all of the Investor Shares owned by it to such person on the same terms and conditions upon which MTI is selling the MTI Shares. MTI shall send written notice of the exercise of its rights pursuant to this Section 1.3(a) to the Company and the Investors, which notice of transfer shall be delivered at least 30 days prior to such transfer and shall set forth the terms and conditions of the proposed transfer.

          (b) On or prior to the closing date of such transfer, each Investor shall deliver to MTI for transfer to the proposed transferee certificates representing the Investor Shares held by such Investor, properly endorsed for transfer, and with all other documents required to be executed in connection with such transaction. MTI shall transfer such certificates to the proposed transferee in consummation of the sale of shares pursuant to the terms and conditions specified in MTI's notice of exercise, and MTI shall remit to each Investor that portion of the sale proceeds to which such Investor is entitled. In the event that a Investor should fail to deliver such certificates to MTI in the manner set forth above, the Company shall cause the books and records of the Company to show that such Investor Shares are bound by the provisions of this
Section 1.3 and that such Investor Shares shall be transferred only to the third party purchaser upon surrender for transfer by the Investor thereof.

          (c) In the event an Investor would receive less than the Fair Market Value (as defined in Section 2.2(e) below) of the Investor Shares pursuant to a sale or exchange made pursuant to this Section 1.3, MTI shall pay to the Investor the amount of the difference within ten days after the Fair Market Value of the Investor Shares (and if applicable, the consideration to be received in respect thereof) has been determined in accordance with Section 2.2(e) below.

SECTION 2.  OPTION TO SELL INVESTOR SHARES TO MTI

     2.1 GRANT OF OPTION. MTI grants to each of the Investors the right and option to sell to MTI (a) all or part of the Investor Shares (the"Option") and
(b) certain other securities contemplated by Section 2.2(f)(B) (the "Special Option"), all as provided in, and subject to the provisions of, this Section 2. As used in this Section 2, MTI Common Stock shall mean that class of MTI capital stock so denominated on the date hereof or such other class of capital stock of MTI issued in exchange therefore on a pro rata basis to MTI's shareholders which is listed on a national securities exchange or qualified for quotation on the NASDAQ National Market.

     2.2  EXERCISE.

          (a) Except as otherwise provided in Section 2.2(f)(A), neither the Option nor the Special Option may be exercised prior to the third anniversary of the date hereof. The Option may be exercised twice by each Investor. The Special Option, if it should arise, may be exercised only once by each Investor with respect to each occurrence that gives rise to the Investors' right to exercise the Special Option.

          (b) The Option shall terminate upon the earlier to occur of (i) the consummation of the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended, which results in aggregate offering proceeds paid to the Company of at least $10,000,000 (a "Public Offering"), or
(ii) except as provided in Sections 2.2(f)(A) and 2.2(f)(B), the sixth anniversary of the date hereof.

          (c) In the event an Investor wishes to exercise the Option or the Special Option, it shall send to MTI and the Company a written notice (the date of which such notice is sent being referred to as the "Notice Date") specifying the number of Investor Shares (or Restricted Securities) to be sold, and a place and date not earlier than sixty days (or such additional time, not to exceed 90 days following the Notice Date, or such other time as may be mutually acceptable to the parties hereto, as shall be reasonably required to complete the closing of such sale) following the Notice Date for the closing of such sale (the "Option Closing Date").

          (d) On the Option Closing Date, the Investor shall deliver to MTI certificates representing the number of Investor Shares (or Restricted Securities) specified in the notice, and MTI shall deliver to such Investor either, at MTI's election, (i) cash in the amount of the Fair Market Value (hereinafter defined) of the Investor Shares (or Restricted Securities) tendered, or (ii) if, on such date, the MTI Common Stock is traded on a national securities exchange or the NASD National Stock Market, that number of authorized, unrestricted, freely tradable shares of MTI Common Stock calculated by dividing the Fair Market Value of the Investor Shares (or Restricted Securities) tendered by the average closing quotation, or, in an interdealer quotation system, the average closing sale price, for the 20 trading days which concludes two trading days before the Notice Date.

          (e) "Fair Market Value" shall be (a) determined by the mutual agreement of the Investors and MTI or (b) calculated by an independent appraiser from a nationally recognized accounting or investment banking firm chosen by mutual agreement of the Investors and MTI, which agreement shall not be unreasonably withheld. If MTI and the Investors are unable to agree upon an appraiser, then each of them shall name an appraiser meeting the requirements described in the foregoing sentence, and the two appraisers so named shall appoint a third appraiser meeting such requirements, which appraiser shall conduct the appraisal contemplated by this Section 2.2(e). The appraiser will be instructed to determine the price at which the Company (or Restricted Securities) would change hands between a willing buyer and a willing seller when neither is under compulsion and both have reasonable knowledge of relevant facts and shall fully value the Company (or Restricted Securities) without minority, illiquidity or similar discounts. If Investor Shares are being valued, the Fair Market Value of the Investor Shares tendered shall equal the product of the price determined by the appraiser and the quotient of the number of Common Stock Equivalents represented by the tendered Investor Shares and the total number of issued and outstanding shares of the Company's Common Stock (after giving effect to the deemed conversion of all outstanding convertible preferred stock).

          (f) In the event that MTI proposes to engage in a transaction to which (i) Section 1.2 is applicable, or (ii) Section 1.3 is applicable and MTI has elected to cause the Investors to sell or exchange their Investor Shares pursuant to Section 1.3, then:

               (A) if the consideration that the Investors would receive for their Investor Shares is other than cash or debt or equity securities, the Investors shall be entitled (irrespective of the time period specified in Section 2.2(a)) to exercise the Option as to all Investor Shares as to which
Section 1.2 or 1.3, as the case may be, is applicable; or

               (B) if the consideration that the Investors receive in respect of the sale or exchange of their Investor Shares consists of debt or equity securities that are not, or do not become, freely transferrable by the Investors without restrictions arising under federal or state securities laws on or after the third anniversary of the date hereof ("Restricted Securities"), then the Investors may exercise the Special Option with respect to such Restricted Securities on and after the third anniversary of the date hereof. The Special Option shall be exercisable, beginning on such date, for so long as the transfer of such Restricted Securities continues to be restricted under federal or state securities laws.

          (g) All parties will bear their own expenses relating to each exercise of the Option or the Special Option. Any appraiser's fee incurred under Section 2.2(e) shall be charged one-half to the Investor or Investors and one-half to MTI.

     2.3 FURTHER ASSURANCES. MTI shall take all actions necessary to enable the Investors to realize the benefits of this Section 2. Without limiting the foregoing, if MTI dissolves or otherwise ceases to exist prior to the expiration of the Option or the Special Option in connection with a transaction or series of transactions in which an Affiliate of MTI becomes a reporting company under Sections 12, 13 or 15 of the Securities and Exchange Act of 1934, as amended, MTI shall take all actions necessary to assign its obligations hereunder to such Affiliate.

SECTION 3.  RESTRICTIONS ON PUBLIC SALE BY INVESTORS

     Provided that other principal shareholders of the Company do so also, each Investor agrees that it will enter into a customary "lock-up" agreement under which it will agree not to effect any public sale or distribution of equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act, during the 14 day period prior to, and during the 180 day period (or shorter period requested by the managing underwriter) beginning on the effective date of a registration statement relating to an underwritten public offering of equity securities of the Company, if requested to do so in writing by the managing underwriter.

SECTION 4.  COVENANTS

     4.1  DELIVERY OF ANNUAL AND QUARTERLY FINANCIAL STATEMENTS

          The Company shall deliver to each Investor, and the transferees or assignees of the Investors, the information specified in clauses (a) and (b) of this Section 4.1; and in addition, provided that the Investors, or transferees or assignees thereof, hold in the aggregate at least 35,927 shares of Series A Stock and/or Common Stock (as presently constituted) into which the Series A Stock has been converted, the information specified in clauses (c) and (d) of this Section 4.1:

          (a) As soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement and statement of cash flows of the Company for such fiscal year, and a balance sheet of the Company as of the end of such year, such financial statements to be prepared in accordance with generally accepted accounting principles and covered by a report of independent certified public accountants of nationally recognized standing selected by the Company which report shall be substantially to the effect that the information contained in such financial statements has been subjected to the auditing procedures applied in such accountants' audit of the consolidated financial statements of MTI, and, in the opinion of such accountants, is fairly stated in all material respects in relation to such consolidated financial statements taken as a whole; and

          (b) as soon as practicable, but in any event, within 45 days after the end of each fiscal quarter an unaudited income statement, statement of cash flow and balance sheet for and as of the end of such quarter and for the year to date, in reasonable detail, together with a certificate of the Company's Chief Financial Officer to the effect that information contained in such financial statements has been subjected to the review procedures applied in the review of the consolidated financial statements of MTI, and, in his opinion, is fairly stated in all material respects in relation to such consolidated financial statements taken as a whole;

          (c) as soon as practicable, but in any event within 60 days after the commencement of each fiscal year, a budget approved by the Board of Directors for such fiscal year; and

          (d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as each Investor may from time to time reasonably request.

     The information provided pursuant to this Section 4.1 shall be used by the Investors solely in furtherance of their interests as Investors in the Company and the Investors shall maintain the confidentiality of all confidential information of the Company obtained under this Section 4.1 and under Section 4.2 in accordance with, and subject to, Section 8.3 of that certain Stock and

Warrant Purchase Agreement dated as of January 28, 1999 by and among the Company, MTI and the Investors.

     4.2  ADDITIONAL INFORMATION AND RIGHTS

               The Company will permit each Investor and its representatives to discuss the Company's affairs, finances and accounts with the Company's officers and its independent public accountants, at such reasonable times and as often as such Investor may reasonably request; PROVIDED that the Company shall have the right in its discretion to refuse to discuss or provide any information that the Company in its discretion believes constitutes (a) trade secrets, know-how or other confidential and proprietary technical information or (b) confidential and proprietary information concerning the Company's commercial relationship with either of the Investors or any of their affiliates. The provisions of Sections 4.1 and 4.2 shall not limit any rights which either Investor may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts under the laws of the jurisdiction in which it is incorporated.

SECTION 5.  LEGENDS

     All certificates representing any Investor Shares shall have endorsed thereon the following legend, in addition to any legends required by applicable state securities laws or otherwise:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT (WHICH INCLUDES CERTAIN RESTRICTIONS ON TRANSFERABILITY OF THE SHARES) BETWEEN THE CORPORATION AND THE INVESTOR, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

SECTION 6.  TERM

     This Agreement shall terminate upon the earlier to occur of (i) a Public Offering, (ii) the liquidation or dissolution of the Company, or (iii) the merger or consolidation of the Company into or with another corporation or business entity after which the stockholders of the Company immediately prior to such transaction shall own, directly or indirectly, less than 50 percent of the voting securities of the surviving corporation or business entity or its parent.

SECTION 7.  MISCELLANEOUS

     7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     7.2 SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the successors and permitted assigns of the Company, the Investors and MTI. Except as otherwise provided herein, neither the Company nor MTI may assign any of their rights hereunder or delegate any of their duties hereunder without the prior written consent of the Investors, except for assignment in connection with the sale of all or substantially all of the assets of MTI in which the buyer has expressly agreed in writing to assume all of MTI's duties hereunder.

     7.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile with confirmation of receipt, or three days after mailing by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses specified on the signature pages hereof or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     7.4 AMENDMENTS AND WAIVERS. Any amendment, waiver or modification of this Agreement may be made only with the written consent of the parties hereto. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of any subsequent breach of the same or any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

     7.5 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. There are no promises, terms, conditions, obligations, representations or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations or agreements, verbal or written, among the parties relating to the subject matter hereof.

     7.6 SPECIFIC ENFORCEMENT. The parties intend and agree that the provisions of this Agreement shall be specifically enforceable in any court having jurisdiction to grant the remedy of specific performance. In any action brought by any party against another arising out of or in connection with this Agreement, the prevailing party shall, in addition to other allowable costs, be entitled to an award of reasonable attorneys' fees.






            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have executed this SHAREHOLDER AGREEMENT as of the date first above written.

                                       PUREPULSE TECHNOLOGIES, INC.


                                       By: /s/ Gary Davidson
                                       Name: Gary Davidson
                                       Title: Treasurer
                                       Address:  4241 Ponderosa Avenue
                                                 San Diego, CA  92123


                                       MAXWELL TECHNOLOGIES, INC.


                                       By: /s/ Gary Davidson
                                       Name: Gary Davidson
                                       Title: CFO
                                       Address:  9275 Sky Park Court
                                       San Diego, CA  92123


                                       SANYO E&E CORPORATION


                                       By: /s/ Shigeru Otsuka
                                       Name: Shigeru Otsuka
                                       Title: President
                                       Address:  2001 Sanyo Avenue
                                                 San Diego, CA  92173


                                       THREE OCEANS, INC.


                                       By: /s/ Motoharu Iue
                                       Name: Motoharu Iue
                                       Title: President
                                       Address:  2055 Sanyo Avenue
                                                 San Diego, CA  92173

                                   SCHEDULE 1


                                               NUMBER OF SHARES OF
            NAME                            SERIES A PREFERRED STOCK

Sanyo E&E Corporation . . . . . . . . . .            71,855

Three Oceans Inc. . . . . . . . . . . . .            71,855